Exhibit 15.3

Registered Office: 51 Reserve Road Pickering Brook Western Australia 6076 ACN 120 266 999	Telephone: +61 (0)8 9293 7449 Facsimile: +61 (0)8 9293 7459 E-Mail: info@piranmining.com.au Website: www.piranmining.com.au

The Board of Directors of

Randgold Resources Limited (the “Company”)

March 28, 2014

Re:      Consent

Ladies and Gentlemen:

I, Timothy Peters, do hereby consent to the reference of myself in the Company’s Annual Report on Form 20-F for the year ended December 31, 2013 (the “Annual Report’) to which this consent is an exhibit, to any reference to Mr. Tim Peters under the heading “Experts” in any registration statement into which the Annual Report is incorporated by reference, and to the citation and/or summarization of the reserve statement in the Annual Report as calculated by me for the Kibali underground mineral reserves.

Dated this 28th day of March, 2014.

By: /s/ Timothy Peters
Name: Timothy Peters
Title: Consultant

PIRAN MINING PTY LTD ATF the T & A Peters Family Trust ABN 14 330 471 566